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                          PAIRGAIN TECHNOLOGIES, INC.

                 EXHIBIT 11.1-COMPUTATION OF EARNINGS PER SHARE


                                                                                                   THREE MONTHS
                                                                                                  ENDED MARCH 31,
                                                                                             --------------------------
                                                                                               1996               1995
                                                                                             -------            -------
                                                                                                  (IN THOUSANDS,
                                                                                             EXCEPT PER SHARE AMOUNTS)
 PRIMARY EARNINGS PER SHARE

     Net income                                                                              $ 6,250            $ 3,142
                                                                                             =======            =======
     Calculation of weighted average number of common and common equivalent shares:
            Weighted average of actual common shares outstanding                              15,372             13,157
            Weighted average of common share equivalents:
               Weighted average warrants outstanding                                              10              1,255
               Weighted average options outstanding                                            3,252              2,785
               Shares assumed to be repurchased using the
                 treasury stock method                                                          (683)              (864)
               Shares assumed to be repurchased to reflect
                 the effects of tax benefits                                                    (306)              (230)
                                                                                             -------            -------
     Weighted average number of common and common equivalent shares                           17,645             16,103
                                                                                             =======            =======
     Earnings per share                                                                      $  0.35            $  0.20
                                                                                             =======            =======

                                                                                                   THREE MONTHS
                                                                                                  ENDED MARCH 31,
                                                                                            ---------------------------
                                                                                              1996                1995
                                                                                            --------            -------
                                                                                                  (IN THOUSANDS,
                                                                                            EXCEPT PER SHARE AMOUNTS)
 FULLY DILUTIVE EARNINGS PER SHARE

     Net income                                                                              $ 6,250            $ 3,142
                                                                                             =======            =======
     Calculation of weighted average number of common and common equivalent shares:
            Weighted average of actual common shares outstanding                              15,372             13,157
            Weighted average of common share equivalents:
               Weighted average warrants outstanding                                              10              1,255
               Weighted average options outstanding                                            3,252              2,785
               Shares assumed to be repurchased using the
                 treasury stock method                                                          (579)              (707)
               Shares assumed to be repurchased to reflect
                 the effects of tax benefits                                                    (315)              (242)
                                                                                             -------            -------
     Weighted average number of common and common equivalent shares                           17,740             16,248
                                                                                             =======            =======
     Earnings per share                                                                      $  0.35            $  0.19
                                                                                             =======            =======